UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 15, 2004

CIRCUIT CITY CREDIT CARD MASTER TRUST

(Exact name of registrant as specified in its charter)

Laws of the United States	33-99362	51-0269396
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

201 North Walnut Street, Wilmington, Delaware	19801

(Address of principal executive offices)	(Zip Code)

302/594-4000

Registrant’s telephone number, including area code

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 5.	Other Events.

On May 25, 2004, Bank One, Delaware, National Association (“Bank One”) became the Transferor and Servicer of the Circuit City Credit Card Master Trust pursuant to the Assignment and Assumption Agreement, dated as of May 25, 2004, among Bank One, Tyler International Funding, Inc., First North American National Bank and Deutsche Bank Trust Company Americas (the “Trustee”). Bank One thereafter entered into the Second Amended and Restated Master Pooling and Servicing Agreement, dated as of May 25, 2004, between Bank One and the Trustee and made certain amendments to the Series 2002-1 Supplement and the Series 2003-2 Supplement pursuant to Amendment No. 1 to the Series 2002-1 Supplement (the “Series 2002-1 Supplement Amendment”) and Amendment No. 1 to the Series 2003-2 Supplement (the “Series 2003-2 Supplement Amendment”), respectively, each between Bank One and the Trustee. Copies of the Assignment and Assumption Agreement, the Second Amended and Restated Master Pooling and Servicing Agreement, the Series 2002-1 Supplement Amendment and the Series 2003-2 Supplement Amendment are each filed as an Exhibit hereto.

The Certificateholders Statement for the month of May 2004 was distributed to the Series 2002-1 Certificateholders on June 15, 2004.

The Certificateholders Statement for the month of May 2004 was distributed to the Series 2003-2 Certificateholders on June 15, 2004.

Item 7(c).	Exhibits.

The following is filed as an exhibit to this report under Exhibit 99:

99.1	Excess Spread Analysis

99.2	Series 2002-1 Certificateholders Statement for the month of May 2004.

99.3	Series 2003-2 Certificateholders Statement for the month of May 2004.

99.4	Second Amended and Restated Master Pooling and Servicing Agreement

99.5	Assignment and Assumption Agreement

99.6	First Amendment to Series 2002-1 Supplement

99.7	First Amendment to Series 2003-2 Supplement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRCUIT CITY CREDIT CARD MASTER TRUST

BANK ONE, DELAWARE, NATIONAL ASSOCIATION
As Servicer

By:	/s/ Diane Ruth
Name: Diane Ruth
Title: Vice President

Date: June 15, 2004

CIRCUIT CITY CREDIT CARD MASTER TRUST

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Excess Spread Analysis

99.2	Series 2002-1 Certificateholders Statement for the month of May 2004.

99.3	Series 2003-2 Certificateholders Statement for the month of May 2004.

99.4	Second Amended and Restated Master Pooling and Servicing Agreement

99.5	Assignment and Assumption Agreement

99.6	First Amendment to Series 2002-1 Supplement

99.7	First Amendment to Series 2003-2 Supplement